Exhibit 99.1

January 11, 2008

Mr. Martin Pucher

3857 Serenade Road

Castle Rock, CO 80104

Dear Martin:

This letter (this “Severance Agreement”) sets forth our mutual agreement regarding the termination of your employment with TII Network Technologies, Inc. (together with its subsidiaries, the “Company”) and the termination of your Employment Agreement dated October 5, 2005 (the “Employment Agreement”).

1.       We mutually acknowledge and agree that your employment with the Company will end for all purposes on January 11, 2008 (the “Employment Cessation Date”). You hereby resign from all positions that you have held with the Company, including, without limitation, your positions as Executive Vice President and Chief Marketing Officer of the Company, as an employee of the Company and as a director of the Company, and the Company confirms its acceptance of such resignations, effective as of the Employment Cessation Date. We mutually agree that the Employment Agreement is terminated as of the close of business on January 11, 2008.

2.       Provided you have executed and delivered that certain Release and Covenant Not to Sue being delivered to you contemporaneously herewith, a copy of which is annexed hereto as Exhibit “A” (the “Release”), and have not revoked the Release, as permitted therein:

(a)       The Company will continue to pay you your base salary at the per annum rate in effect on the date hereof ($270,000) for a period commencing on the date hereof and ending on December 31, 2008 (the “Severance Period”), less, in each case, the Required Deductions, as defined below (the “Severance Payments”). The Severance Payments shall be made in substantially equal installments at the time of the Company’s regular pay intervals for its executive officers. In the event of a change of control of the Company ( a transaction that would require reporting under Item 5.01 of Form 8-K, Changes in Control of Registrant), all Severance and COBRA payments due in the future shall be accelerated and paid in a single lump sum no later than ten (10) business days following such event.

(b)       A bonus for the year ended December 31, 2007, which we mutually agree shall be $80,000, notwithstanding any provision to the contrary contained in the Employment Agreement and notwithstanding any other bonus to which you may (or may not) have otherwise become entitled. Such bonus shall be paid to you in a lump sum at the same time as bonuses with respect to the year ended December 31, 2007 are paid to executive officers of the Company, but no later than March 31, 2008.

(c)       You agree to submit your final expense reports (including costs incurred in cancelling contract service options on your Company sponsored mobile phone) by no later than February 15, 2008. The Company will promptly reimburse you for such expenses.

(d)       The Company will pay you twenty-two (22) days of all accrued but unpaid vacation pay through the Employment Cessation Date in a lump sum within one week following the Employment Cessation Date or such later time as your right to revoke the Release shall expire and you have not revoked the Release.

(e)       The Company, to the extent permitted under the terms of its group insurance plans, shall continue, at the Company’s cost, to maintain, the Company’s then existing group medical and other insurance for you and (to the extent they are presently participating therein) your family during the Severance Period. If not so permitted then, if you elect to maintain, for yourself and/or your family, group medical insurance pursuant to the federal “COBRA” law, presently 29 U.S.C. sec. 1161 et. seq., the Company will reimburse you for, or, at the Company’s option, the Company will pay directly all premium costs associated therewith for the Severance Period for coverage for you and (to the extent they are presently participating therein) your family under the Company’s group medical insurance in effect on the Employment Cessation Date (after which the Company will allow you to continue such coverage at your own expense for the remainder of any COBRA continuation period pursuant to applicable law).

(f)       All stock options held by you will remain exercisable in accordance with the terms of the stock option plan and stock option contracts under which they were granted.

(g)       The Company may withhold, and the payments otherwise payable to you hereunder shall be reduced by, all applicable federal, state and local taxes, FICA, unemployment compensation taxes and other taxes, assessments and withholdings required by applicable law to be withheld (the “Required Deductions”).

(h)       In no event, however, will you be entitled to receive any rights, amounts, or benefits under this Agreement unless (i) you execute and deliver to the Company, and do not revoke, the Release and (ii) you are not in violation of any of the terms and provisions of this Agreement or in the Employee’s Agreement dated October 5, 2005 between you and the Company (the “Confidentiality Agreement”). The first Severance Payment may be withheld by the Company until the Release can no longer be, and is not, revoked by you.

3.       Neither you nor the Company will disparage or criticize the other, or issue any communication, written or otherwise, that reflects adversely on or encourages any adverse action against the other, except if testifying truthfully under oath pursuant to any lawful court order or subpoena or otherwise responding to or providing disclosures required by law.

4.       You agree that you will reasonably assist and cooperate with the Company in connection with the defense or prosecution of any claim that may be made against or by the Company, or in connection with any ongoing or future investigation or dispute or claim of any kind involving the Company, including any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency, including testifying in any proceeding to the extent such claims, investigations or proceedings relate to services performed or required to be performed by you, pertinent knowledge possessed by you, or any act or omission by you. You further agree to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this paragraph. The Company will reimburse all reasonable expenses incurred by you and will compensate you $1,000 per day for each day the Company requires your assistance pursuant to this paragraph (other than solely through telephone conference).

5.       Except as otherwise expressly provided, any notice, request, demand or other communication permitted or required to be given under this Agreement, the Confidentiality Agreement or the Release (the “Continuing Documents”) shall be in writing, shall be sent by one of the following means to you at your address set forth on the first page of this Agreement and to the Company at its address set forth on the first page of this Agreement, Attention: President (or to such other address as shall be designated hereunder by notice to the other party) and shall be deemed conclusively to have been given: (a) on the first business day following the day timely deposited for next business day overnight delivery with Federal Express (or other equivalent national overnight courier service) or United States Express Mail; (b) on the fifth business day following the day duly sent by certified or registered United States mail, return receipt requested; or (c) when otherwise actually received by the addressee on a business day (or on the next business day if received after the close of normal business hours or on any non-business day), in each case with postage and delivery charges prepaid by the sender.

6.       The Continuing Documents shall be governed by and construed in accordance with the laws of the State of New York without regard to any conflicts of laws provision that would defer to the substantive laws of another jurisdiction.

7.       Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, any of the Continuing Documents must, to the extent such courts will accept such jurisdiction, be brought against any of the parties in the courts of the State of New York, County of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties consents to the jurisdiction of those courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. The parties hereby waive, and agree not to assert, in any action or proceeding relating to the Continuing Documents, to the fullest extent permitted by applicable law, any claim that (a) such party is not personally subject to the jurisdiction of any such court, (b) such party is immune from any legal process with respect to it or its property, or (c) any such action or proceeding is brought in an inconvenient forum. Process in any such action or proceeding may be served by sending or delivering a copy of the process to the party to be served in the manner provided for the giving of notices in Section 5. Nothing in this Section 7 however, affects the right of any party to serve legal process in any other manner permitted by law. Each party hereby waives any right such party may have to a jury trial seeking to enforce any provision of, or based on any right arising out of, any of the Continuing Documents.

8.       The Continuing Documents are binding upon the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives.

9.       If any of the provisions, terms or clauses of any of the Continuing Documents is declared illegal, unenforceable or ineffective in a legal forum, those provisions, terms and clauses shall be deemed severable, such that all other provisions, terms and clauses of such agreement shall remain valid and binding upon both parties.

10.       The Continuing Documents constitute the entire agreement between the Company and you, and supersede and cancel all other prior and contemporaneous written and oral agreements between the Company and you. You affirm that, in entering into this Agreement, you are not relying upon any oral or written promise or statement made by anyone at any time on behalf of the Company.

11.       This Agreement may be executed in two counterpart copies, each of which may be executed by only one of the parties hereto, but both of which, when taken together, shall constitute a single agreement binding upon the parties hereto. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

TII NETWORK TECHNOLOGIES, INC.

By:  /s/ Kenneth A. Paladino

Name: Kenneth A. Paladino

Title: President

AGREED:

/s/ Martin Pucher

Name: Martin Pucher

Date: January 11, 2008

STATE OF COLORADO	)

) ss.:

COUNTY OF DOUGLAS	)

On this 17th day of  January before me personally came Martin Pucher, to me known to be the individual described in the foregoing instrument, who executed the foregoing instrument in my presence, and who duly acknowledged to me that he executed the same.

/s/ James D. McEntee

Notary Public

Exhibit A

Release and Covenant Not to Sue

January 11, 2008

Mr. Martin Pucher

3857 Serenade Road

Castle Rock, CO 80104

Re:	Separation from Employment

Dear Martin:

This Release and Covenant Not to Sue (this “Release”) is being given pursuant to, and in consideration of TII Network Technologies, Inc. (“TII”) and you entering into, that certain Severance Agreement being entered into contemporaneously herewith (the “Severance Agreement”) regarding the termination of your employment with TII (together with its subsidiaries, the “Company”).

1.         In consideration for signing this Release and provided you have executed and delivered this Release and have not revoked this Release, the Company will provide you with, among other things, the Severance Payments (net of Required Deductions), pursuant to, and as such terms are defined in, and the other benefits provided in, Section 2 of the Severance Agreement.

2.         In consideration of the payments described in Section 2 of the Severance Agreement, and for other good and valuable consideration, you hereby release and forever discharge the Company and its current and former parents, subsidiaries and affiliated entities, and their respective current and former successors, assigns, representatives, agents, attorneys, shareholders, officers, directors and employees, both individually and in their official capacities (collectively, the “Company Releasees”), from all debts, obligations, promises, covenants, agreements, contracts, endorsements, bonds, controversies, suits, actions, causes of action, judgments, damages, expenses, claims or demands, in law or in equity, which you ever had, now have, or which may arise in the future, against the Company Releasees regarding any matter arising on or before the date of your execution of this Agreement (whether known or unknown, suspected or unsuspected), including but not limited to all claims regarding your employment at or termination of employment from the Company and its subsidiaries, any contract (express or implied), any claim for equitable relief or recovery of punitive, compensatory, or other damages or monies, attorneys’ fees, any tort, and all claims for alleged discrimination based upon age, race, color, sex, sexual orientation, marital status, religion, national origin, handicap, disability, or retaliation, including any claim, asserted or unasserted, which could arise under Title VII of the Civil Rights Act of 1964; the Equal Pay Act of 1963; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act of 1990; the Americans With Disabilities Act of 1990; the Civil Rights Act of 1866, 42 U.S.C. § 1981; Employee Retirement Income Security Act of 1974; the Family and Medical Leave Act of 1993; the Civil Rights Act of 1991; the Worker Adjustment and Refraining Notification Act of 1988; the New York State Human Rights Law; the New York City Human Rights Law; and any other federal, state or local laws, rules or regulations, whether equal employment opportunity laws, rules or regulations or otherwise, or any right under any pension, welfare, or stock plans, provided, however, that there shall be expressly excluded from this Release any and all claims that may arise under the Severance Agreement. This Release may not be cited as, and does not constitute any admission by the Company of, any violation of any such law or legal obligation with respect to any aspect of your employment or termination therefrom.

3.         In consideration of entering into this Agreement, and for other good and valuable consideration, the Company hereby releases and forever discharges you, your heirs and your legal representatives (collectively, the “Pucher Releasees”) from all debts, obligations, promises, covenants, agreements, contracts, endorsements, bonds, controversies, suits, actions, causes of action, judgments, damages, expenses, claims or demands, in law or in equity, which the Company ever had, now have, or which may arise in the future, against the Pucher Releasees regarding any matter arising on or before the date of your execution of this Agreement (whether known or unknown, suspected or unsuspected), including but not limited to, any contract (express or implied), any claim for equitable relief or recovery of punitive, compensatory, or other damages or monies, attorneys’ fees, and any tort provided, however, that there shall be expressly excluded from this Release any and all claims that may arise under the Severance Agreement and the Confidentiality Agreement, each of which survive this Release. This Release may not be cited as, and does not constitute any admission by you of, any violation of any such law or legal obligation with respect to any aspect of your employment or termination therefrom.

4.         You represent and agree that you have not filed any lawsuits against any Company Releasee or filed or caused to be filed any charges or complaints against any Release with any municipal, state or federal agency charged with the enforcement of any law. Pursuant to and as a part of your release and discharge of the Company Releasees, as set forth herein, with the sole exception of your right to bring a proceeding pursuant to the Older Workers Benefit Protection Act to challenge the validity of your release of claims pursuant to the Age Discrimination in Employment Act, you agree, not inconsistent with EEOC Enforcement Guidance On Non-Waivable Employee Rights Under EEOC-Enforced Statutes dated April 11, 1997 and, to the fullest extent permitted by law, not to sue or file a charge, complaint, grievance or demand for arbitration against any Company Releasee in any forum or assist or otherwise participate willingly or voluntarily in any claim, arbitration, suit, action, investigation or other proceeding of any kind which relates to any matter that involves any Company Releasee, and that occurred up to and including the date of your execution of this Release, unless required to do so by court order, subpoena or other directive by a court, administrative agency, arbitration panel or legislative body, or unless required to enforce this Release. To the extent any such action may be brought by a third party, you expressly waive any claim to any form of monetary or other damages, or any other form of recovery or relief in connection with any such action. Nothing in the foregoing paragraph shall prevent you (or your attorneys) from (i) commencing an action or proceeding to enforce the Severance Agreement or (ii) exercising your right under the Older Workers Benefit Protection Act of 1990 to challenge the validity of your waiver of ADEA claims set forth in paragraph 3 of this Agreement.

5.         You represent, warrant and acknowledge that the Company owes you no wages, commissions, bonuses, sick pay, personal leave pay, severance pay, vacation pay or other compensation or benefits or payments or form of remuneration of any kind or nature, other than that specifically provided for in the Severance Agreement.

6.         . You hereby confirm that you have delivered to the Company and retained no copies of any written materials, data, software, files, records and documents (including those that are electronically stored) made by you or coming into your possession during the course of your employment with the Company that related to the business of the Company. You further confirm that you have delivered to the Company any and all property (including, without limitation, Company credit cards) and equipment of the Company (including, without limitation, laptop and other computers, etc.) which may have been in your possession. Notwithstanding this Paragraph, the Company is allowing you to keep the Sony Vaio FE550G laptop computer in your possession. In exchange for this consideration, you agree to certify that you have deleted all Company confidential information from the computer.

7.         This Release, the Severance Agreement and the Confidentiality Agreement constitute the entire agreement between the Company and you, and supersedes and cancels all prior and contemporaneous written and oral agreements between the Company and you. You affirm that, in entering into this Release, you are not relying upon any oral or written promise or statement made by anyone at any time on behalf of the Company.

8.         This Release is binding upon the parties hereto and their successors, assigns, heirs, executors, administrators and legal representatives.

9.         If any of the provisions, terms or clauses of this Release is declared illegal, unenforceable or ineffective in a legal forum, those provisions, terms and clauses shall be deemed severable, such that all other provisions, terms and clauses of this Agreement shall remain valid and binding upon both parties.

10.       Without detracting in any respect from any other provision of this Release:

a.         You, in consideration of the payments and benefits provided to you as described in Section 2 of the Severance Agreement, agree and acknowledge that this Release constitutes a knowing and voluntary waiver of all rights or claims you have or may have against the Company Releasees as set forth herein, arising on or before the date of your execution of this Release, including, but not limited to, all rights or claims arising under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), including, but not limited to, all claims of age discrimination in employment and all claims of retaliation in violation of the ADEA; and you have no physical or mental impairment of any kind that has interfered with your ability to read and understand the meaning of this Agreement or its terms, and that you are not acting under the influence of any medication or mind-altering chemical of any type in entering into this Agreement.

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b.         You understand that, by entering into this Release, you do not waive rights or claims that may arise after the date of your execution of this Release, including without limitation an Release.

c.         You agree and acknowledge that the consideration provided to you under Section 2 of the Severance Agreement is in addition to anything of value to which you are already entitled.

d.         The Company hereby advises you to consult with an attorney prior to executing this Agreement.

e.         You acknowledge that you were informed that you had at least twenty-one (21) days in which to review and consider this Release, and to consult with an attorney regarding the terms and effect of this Release.

11.       The Company agrees that you may revoke this Release within seven (7) days from the date you sign this Release, in which case this Release shall be null and void and of no force or effect on either the Company or you. Any revocation must be in writing and received by the Company by 5:00 p.m. on or before the seventh day after this Release is executed by you. Such revocation must be sent to the undersigned at the Company.

12.       This Release may not be changed or altered, except by a writing signed by the Company and you. This Release is entered into in the State of New York, and the laws of the State of New York will apply to any dispute concerning it, excluding the conflict-of-law principles thereof that would defer to the laws of another jurisdiction.

YOU EXPRESSLY ACKNOWLEDGE, REPRESENT, AND WARRANT THAT YOU HAVE READ THIS RELEASE CAREFULLY; THAT YOU FULLY UNDERSTAND THE TERMS, CONDITIONS, AND SIGNIFICANCE OF THIS RELEASE; THAT THE COMPANY HAS ADVISED YOU TO CONSULT WITH AN ATTORNEY CONCERNING THIS RELEASE; THAT YOU HAVE HAD A FULL OPPORTUNITY TO REVIEW THIS RELEASE WITH AN ATTORNEY; THAT YOU UNDERSTAND THAT THIS RELEASE HAS BINDING LEGAL EFFECT; AND THAT YOU HAVE EXECUTED THIS RELEASE FREELY, KNOWINGLY AND VOLUNTARILY.

PLEASE READ CAREFULLY. THIS RELEASE HAS IMPORTANT LEGAL CONSEQUENCES.

TII NETWORK TECHNOLOGIES, INC.

By:  /s/  Kenneth A. Paladino

Name: Kenneth A. Paladino

Title: President

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AGREED:

/s/ Martin Pucher

Name: Martin Pucher

Date: January 11, 2008

STATE OF COLORADO	)

) ss.:

COUNTY OF DOUGLAS	)

On this 17th day of  January before me personally came Martin Pucher, to me known to be the individual described in the foregoing instrument, who executed the foregoing instrument in my presence, and who duly acknowledged to me that he executed the same.

/s/ James D. McEntee

Notary Public

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